UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

Dollar General Corporation

(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee	37072
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 28, 2015, Dollar General Corporation (the “Company”) announced that Todd J. Vasos, 53, currently Chief Operating Officer, will succeed Richard W. Dreiling as Chief Executive Officer, effective June 3, 2015.  In addition, on the same date, the Company announced that it had increased the size of the Board of Directors (the “Board”) to nine members and had appointed Mr. Vasos to fill the resulting vacancy, in each case effective June 3, 2015.  Mr. Dreiling will continue to serve as a member of the Board and as its Chairman and, pursuant to his previously disclosed Employment Transition Agreement, will serve as Senior Advisor effective June 3, 2015. A copy of the news release is attached as Exhibit 99.1.

In connection with Mr. Vasos’s promotion, on May 27, 2015, the Compensation Committee of the Board approved (1) an increase in Mr. Vasos’s annual base salary from $791,042 to $1,000,000, effective June 3, 2015; (2) an increase in Mr. Vasos’s targeted annual incentive opportunity, effective June 3, 2015, from 80% to 100% of his base salary (the annual incentive target and any ultimate incentive payout will be prorated to reflect the portion of the year in each position), with respect to any annual incentive earned in the current fiscal year and with the actual incentive amount to be based on the achievement of the adjusted EBIT performance target previously established by the Compensation Committee in accordance with the terms of the Company’s annual incentive plan; and (3) an award of a non-qualified stock option (the “Option”) to purchase a number of shares of the Company’s common stock having an approximate grant date fair value of $5,000,000 at a per share exercise price equal to the per share closing price of the Company’s common stock as reported on the New York Stock Exchange on the grant date of the Option. The grant date of the Option is June 3, 2015. Subject to certain limited vesting acceleration events, the Option is scheduled to vest ratably in installments of 33 1/3% on each of the third, fourth and fifth anniversaries of the grant date, subject to holding requirements through the fifth anniversary of the grant date, and will terminate no later than ten years from the grant date. The Option is conditioned upon Mr. Vasos beginning employment as Chief Executive Officer on June 3, 2015.  The Option is subject to the terms and conditions of the Amended and Restated 2007 Stock Incentive Plan for Key Employees of Dollar General Corporation and the related form of Stock Option Agreement attached as Exhibit 99.2 and incorporated by reference as if fully set forth herein.

Mr. Vasos’s base salary and target annual incentive opportunity will be reviewed annually with subsequent adjustments subject to the approval of the Compensation Committee. As an executive of the Company, Mr. Vasos will not receive separate compensation for his Board service.

In addition, in connection with such promotion, the Company entered into a three-year employment agreement with Mr. Vasos, effective June 3, 2015 (the “Employment Agreement”), which supercedes his existing employment agreement.  The Employment Agreement is subject to automatic one-year renewal periods, provides for the terms and conditions of Mr. Vasos’s employment, commits to annually re-nominating Mr. Vasos to serve on the Board, subject to election by the Company’s shareholders, sets forth the material terms of Mr. Vasos’s compensation as summarized above, and contains certain business protections provisions, including non-competition and non-solicitation provisions for two years following Mr. Vasos’s service termination date.  The Employment Agreement is attached as Exhibit 99.3 hereto and is incorporated by reference as if fully set forth herein.

Pursuant to the Employment Agreement, if Mr. Vasos is terminated by the Company without cause (as defined in the Employment Agreement) or if Mr. Vasos resigns from the Company for good reason (as defined in the Employment Agreement), in each case whether before or after a change in control of the Company, he will receive (1) severance benefits of continued base salary payments over 24 months plus a lump sum payment of two times his target annual incentive opportunity for the year of termination; (2) a pro rata annual incentive payment for the year of termination based on the actual payout that would have been received had he remained employed, payable at the same time as earned awards are paid to other senior executives of the Company; (3) a lump sum equal to two times the annual contribution that would have been made by the Company for the plan year in which the employment termination occurs for his participation in the Company’s medical, pharmacy, dental and vision benefits programs; and (4) reasonable outplacement services, as determined and provided by the Company, for one year or until other employment is secured, whichever comes first.

The foregoing description of the Employment Agreement and the Stock Option Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to Exhibit 99.2 and Exhibit 99.3.

ITEM 5.07                                  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Annual Meeting of the Company’s Shareholders (the “Annual Meeting”) was held on May 27, 2015. The following are the final voting results on proposals considered and voted upon by shareholders, each of which is described in more detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 2, 2015.

The following individuals were elected to serve as directors of the Company, each of whom will hold office until the Annual Meeting of the Company’s shareholders to be held in 2016 and until his or her successor is duly elected and qualified.  Votes were cast as follows:

Name	Votes For	Votes Against	Votes Abstaining	Broker Non- Votes
Warren F. Bryant	233,749,909	6,309,280	4,872,962	11,257,762
Michael M. Calbert	236,960,459	3,099,145	4,872,547	11,257,762
Sandra B. Cochran	214,848,040	23,689,436	6,394,675	11,257,762
Richard W. Dreiling	229,738,811	7,743,321	7,450,019	11,257,762
Patricia D. Fili-Krushel	234,933,902	5,126,353	4,871,896	11,257,762
Paula A. Price	239,806,709	253,865	4,871,577	11,257,762
William C. Rhodes, III	233,044,320	7,015,127	4,872,704	11,257,762
David B. Rickard	238,466,421	1,593,023	4,872,707	11,257,762

The appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2015 was ratified.  Votes were cast as follows:

Votes For	Votes Against	Votes Abstaining
245,343,564	4,447,804	6,398,545

ITEM 7.01                                  REGULATION FD DISCLOSURE.

On May 27, 2015, the Board of Directors of the Company declared a quarterly cash dividend of $0.22 per share on the Company’s common stock.  The dividend will be payable on July 1, 2015 to shareholders of record at the close of business on June 17, 2015.  The payment of future cash dividends is subject to the Board’s discretion and will depend upon, among other things, the Company’s results of operations, cash requirements, financial condition, contractual restrictions and other factors that the Board may deem relevant in its sole discretion.

On May 28, 2015, Dollar General issued a press release announcing the declaration of this quarterly cash dividend.  The press release is furnished as Exhibit 99.4 hereto.  The information in Exhibit 99.4 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial statements of businesses acquired.  N/A

(b)           Pro forma financial information.  N/A

(c)           Shell company transactions.  N/A

(d)           Exhibits.  See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 28, 2015	DOLLAR GENERAL CORPORATION

		By:	/s/ Rhonda M. Taylor
Rhonda M. Taylor
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release dated May 28, 2015 regarding promotion of Todd J. Vasos to Chief Executive Officer and appointment to Board of Directors

99.2	Form of Stock Option Award Agreement by and between Todd J. Vasos and Dollar General Corporation

99.3	Employment Agreement, effective June 3, 2015, by and between Todd J. Vasos and Dollar General Corporation

99.4	News release dated May 28, 2015 regarding dividend declaration